Exhibit 99.1

Shoals Technologies Group, Inc. Announces Launch of Offering of 13,384,155 Shares of Class A Common Stock

PORTLAND, TN – 12 July 2021 – (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (Nasdaq: SHLS) (the “Company”) today announced the launch of an underwritten public offering of an aggregate of 13,384,155 shares of the Company’s Class A common stock. The Company is offering 8,394,463 shares of its Class A common stock and certain selling stockholders, including an entity controlled by Oaktree Capital Management, L.P. (“Oaktree”) and Mehgan Peetz, the Company’s General Counsel, are offering 4,989,692 shares of the Company’s Class A common stock (the “Selling Stockholders”). Additionally, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 2,007,623 shares of Class A common stock. The Company’s Class A common stock is listed on the Nasdaq Global Market under the symbol “SHLS.”

The Company intends to use the net proceeds from this offering to purchase equity interests in its operating subsidiary from certain holders including its founder Dean Solon, Director Brad Forth, Chief Executive Officer Jason Whitaker and Chief Financial Officer Philip Garton (collectively, the “Existing Stockholders”). The Company will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers and representatives of the underwriters for the offering. Guggenheim Securities is also acting as joint book-running manager. In connection with this offering, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters in the Company’s initial public offering, have agreed to release the restrictions under the lock-up agreements that were executed in connection with the initial public offering with respect to the shares of Class A common stock being offered by the Company, Oaktree and Mehgan Peetz as well with respect to the equity interests sold by Dean Solon, Brad Forth, Jason Whitaker and Philip Garton, provided that the release of shares of Class A common stock held by the Company and the Selling Stockholders and the release of the equity interests held by the Existing Stockholders is limited to the shares and equity interests actually sold in connection with this offering.

The offering will be made only by means of a prospectus, which will be filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus relating to this offering may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: 1-866-803-9204), or by email at prospectus-eq_fi@jpmchase.com; and Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, by telephone at (212) 518-9658, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally.

Forward Looking Statements

This press release contains forward looking statements, including statements regarding the secondary offering. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, but not limited to, those in the Company’s registration statement filed with the Securities and Exchange Commission and those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which are available free of charge on the Securities and Exchange Commission’s website at: www.sec.gov.

Contacts

Investors:

Email: investors@shoals.com

Media:

Email: media@shoals.com